EXHIBIT 99.2
THE DETROIT EDISON COMPANY
NOTICE OF GUARANTEED DELIVERY
(Not to be used for Signature Guarantee)
       As set forth in the Prospectus, dated                     , 2005 (the “Prospectus”), in the section entitled “The Exchange Offer — Procedures for Tendering” and in the accompanying Letter of Transmittal (the “Letter of Transmittal”) and Instruction 2 thereto, this form or one substantially equivalent hereto must be used to accept the Exchange Offer if certificates representing 4.80% 2005 Series A Senior Notes due 2015 and/or 5.45% 2005 Series B Senior Notes due 2035 of The Detroit Edison Company (collectively, the “Outstanding Notes”) are not immediately available or time will not permit such holder’s Outstanding Notes or other required documents to reach the Exchange Agent, or complete the procedures for book-entry transfer, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined in the Prospectus) of the Exchange Offer. This form may be delivered by hand or sent by overnight courier, facsimile transmission or registered or certified mail to the Exchange Agent and must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on                     , 2005.
To J.P. Morgan Trust Company, National Association
(the “Exchange Agent”)

By Mail or Overnight Delivery:	By Facsimile Transmission:	By Hand or Overnight Delivery:
J.P. Morgan Institutional Trust	(214) 468-6494	J.P. Morgan Chase Bank, N.A.
Services		Institutional Trust Services
2001 Bryan Street, 9th Floor	Confirm Facsimile Transmission	Service Window
Dallas, Texas 75201	by Telephone:	New York Plaza, First Floor
	(214) 468-6464	New York, New York 10004
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS
OTHER THAN AS SET FORTH ABOVE
OR
TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT
CONSTITUTE A VALID DELIVERY
      This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:
      The undersigned hereby tender(s) to The Detroit Edison Company the principal amount of the Outstanding Notes listed below, upon the terms of and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal and the instructions thereto (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, pursuant to the guaranteed delivery procedures set forth in the Prospectus, as follows:

		Aggregate Principal	Principal Amount
Series of		Amount Represented	Tendered (Must Be in Integral
Outstanding Notes	Certificate Nos.	by Certificate(s)	Multiples of $1,000)

      This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.
The Depository Trust Company Account Number (if the Outstanding Notes will be tendered by book-entry transfer)

Sign Here

Account Number

Series of Outstanding Notes and Principal Amount Tendered (must be in integral multiples of $1,000)

Number and Street Address or P.O. Box

City, State, Zip Code

Signature(s)
Dated: ______________________________

GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)
      The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office in the United States, or otherwise an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that, within five New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures for book-entry transfer set forth in the Prospectus under the caption “The Exchange Offer — Procedures for Tendering”) and all other documents required by the Letter of Transmittal will be deposited by the undersigned with the Exchange Agent at its address set forth above.
      The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and Outstanding Notes to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to the undersigned.

Name of Firm

Address

Zip Code

Area Code and Tel. No.

Authorized Signature

Title
Name

Please Type or Print
Name

Dated:

NOTE: DO NOT SEND CERTIFICATES REPRESENTING OUTSTANDING NOTES WITH THIS FORM. CERTIFICATES REPRESENTING OUTSTANDING NOTES SHOULD BE SENT ONLY WITH A LETTER OF TRANSMITTAL.